EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 26, 2012, with respect to the statement of condition including the related portfolio of Precious Metals and Mining Portfolio 2012-3 (included in Van Kampen Unit Trusts, Series 1245) as of July 26, 2012, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-181249) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
July 26, 2012